UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 18, 2011 (July 18, 2011)

CARBON NATURAL GAS COMPANY

(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2020, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043

(Registrant’s telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 14, 2011, Carbon Natural Gas Company (“Carbon” or the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State, which had a delayed effective date of July 18, 2011, and which increased the number of shares of common stock Carbon is authorized to issue from 100,000,000 to 200,000,000 shares.

Prior to filing the Certificate of Amendment with the Delaware Secretary of State, the form and terms thereof were approved by the Carbon Board of Directors on June 10, 2011, and on June 14, 2011 by the holders of 37,867,771 shares of Carbon common stock (being approximately 80% of the issued and outstanding shares).  The approval of the Certificate of Amendment and the increase in the number of authorized common stock shares was described in a Definitive Information Statement on Schedule 14C filed by Carbon with the Securities and Exchange Commission on June 28, 2011, and distributed to Carbon’s stockholders on June 28, 2011.

The Certificate of Amendment

The Certificate of Amendment became effective under Delaware law on July 18, 2011.  The sole amendment was an increase to Carbon’s authorized common stock shares of from 100,000,000 to 200,000,000 shares.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

3(i)*	Certificate of Amendment.

*  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY

/s/ Patrick R. McDonald
Patrick R. McDonald,
President and CEO

Dated:	July 18, 2011